UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Uniti Group Inc. (the “Company”) approved new form grant agreements (the “New Grant Agreements”) for time-based restricted shares (“RSAs”) and performance-based restricted stock unit awards (“PBRSUs”), pursuant to which awards may be granted to eligible employees of the Company and its subsidiaries under the Uniti Group 2015 Equity Incentive Plan (the “Plan”). In addition, the Committee approved the amendment and restatement of all existing grant agreements under the Plan pursuant to which awards remain outstanding to reflect the terms of and conditions of the New Grant Agreements, except for those certain grant agreements dated as of May 16, 2024, covering the special grant of awards of RSAs and PBRSUs (the “Special Awards”) granted in connection with the Agreement and Plan of Merger dated as of May 3, 2024 by and between the Company and Windstream Holdings II, LLC, a Delaware limited liability company (the transactions contemplated by such agreement, collectively, the “Merger”). The grant agreements underlying the Special Awards will be amended and restated to reflect the terms of and conditions of the New Grant Agreements following closing of the Merger. The amendments to the existing grant agreements primarily update the terms regarding the vesting of equity awards upon retirement, death, disability and in connection with a change in control in order to align them with the New Grant Agreements. The Committee also approved an amendment to that certain Performance-Based Restricted Stock Unit Agreement dated as of February 23, 2022 by and between the Company and Ronald Mudry, in order to extend the performance period for the awards granted thereunder from February 23, 2025 to February 23, 2028.

The foregoing description of the New Grant Agreements is only a summary and does not purport to be complete and is qualified in its entirety by the complete text of such documents, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report.

On April 16, 2025, the Board, on the recommendation of the Governance Committee of the Board, nominated Harold Zeitz for election to the Board as an independent director at the 2025 annual meeting of stockholders (the “Annual Meeting”). The Board also nominated current directors, Francis X. “Skip” Frantz, Scott Bruce, Carmen Perez-Carlton, and Kenny Gunderman for re-election to the Board. Current director Jennifer Banner will not stand for re-election at, and her current term as a director will end, at the Annual Meeting. On April 17, 2025, the Company issued a press release announcing the slate of director nominees for election at the Annual Meeting and recognizing Ms. Banner’s service on the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Restricted Shares Agreement for executive officers.

10.2	Form of Performance-Based Restricted Stock Unit Agreement for executive officers.

99.1	Press Release issued April 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Executive Vice President – General Counsel and Secretary

April 17, 2025